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                                                                   EXHIBIT 99(B)
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                               NORAM ENERGY CORP.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned hereby appoints T. Milton Honea, Michael B. Bracy and Hubert Gentry, Jr., and each of them, proxies with power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of stock of NorAm Energy Corp. held of record by the undersigned on October 18, 1996, at the Special Meeting of Stockholders to be held in Houston, Texas, on December 17, 1996, and at all adjournments thereof, with all powers the undersigned would possess if personally present. This card also constitutes voting instructions for all shares (if any) votable by the undersigned as a participant in the Minnegasco Employee Retirement Savings Plan and the NorAm Employee Savings and Investment Plan and held of record by the trustee of each plan and as a participant in the NorAm Direct Stock Purchase and Dividend Reinvestment Plan and held of record by the administrator of the plan. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

                            (continued on reverse side)
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        /X/  Please mark your    ___                               |   6937
             vote as in this     |                                 |____
             example.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

        APPROVAL OF THE AGREEMENT AND PLAN     FOR       AGAINST       ABSTAIN
        OF MERGER, dated as of August 11,      / /         / /           / /
        1996, as amended, by and among
        Houston Industries Incorporated,
        Houston Lighting & Power Company,
        HI Merger, Inc. and NorAm Energy
        Corp. and the transactions
        contemplated thereby.


                                                    Please sign exactly as name
                                                    appears hereon. When shares
                                                    are held by Joint Tenants,
                                                    both should sign, and when
                                                    signing as attorney, as
                                                    executor, as administrator,
                                                    trustee or guardian, please
                                                    give full title as such. If
                                                    held by a corporation,
                                                    please sign in the full
                                                    corporate name by the
                                                    President or other
                                                    authorized officer. If held
                                                    by a partnership, please
                                                    sign in the partnership name
                                                    by an authorized person.

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature

   -----------------------------------------------  Dated:----------------, 1996
    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
      CARD PROMPTLY USING THE ENCLOSED ENVELOPE
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                             o FOLD AND DETACH HERE o